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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 25, 1998
                                                         ---------------


                                THE GEON COMPANY
                                ----------------
               (Exact name of registrant as specified in charter)



   Delaware                        1-11804                       34-1730488
--------------------------------------------------------------------------------
(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



                    One Geon Center, Avon Lake, Ohio              44012
                    ------------------------------------------------------
                (Address of principal executive offices)        (Zip Code)


         Registrant's telephone number, including area code   440-930-1001
                                                             -------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)


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Item 5.  Other Events
---------------------

         The Geon Company announced today a series of strategic steps to create a stronger company with a new focus as an international performance polymer and services company, and with greater earnings growth potential.

         As a first step in that direction, Geon has signed a non-binding letter of intent to enter into transactions with Occidental Chemical Corporation (OxyChem), a subsidiary of Occidental Petroleum Corporation (NYSE: OXY), which, if completed, will create a joint venture of their polyvinyl chloride (PVC) suspension resin businesses and related supporting operations. In addition, under the proposed transaction, Geon will acquire OxyChem's vinyl compound and film businesses at Burlington, N.J., and the companies will form a second joint venture devoted to powder compounding.

         Completion of the proposed transaction is subject to certain conditions, including the negotiation and execution of definitive documentation, approval of the respective Boards of Directors and shareholders of Geon, and other necessary approvals. It is anticipated that completion will occur late this year.


Item 7(c).    Financial Statements, Pro Forma Financial Information and Exhibits
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Exhibit 99.1: Press Release of June 25, 1998


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE GEON COMPANY




                                                By \s\ Gregory L. Rutman
                                                  ----------------------
                                                     Secretary



Dated  June 26, 1998




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